UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013 (March 13, 2013)

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On March 13, 2013, the Board of Directors (the “Board”) of G-III Apparel Group, Ltd. (the “Company”) approved an amendment to Section 3 and the addition of new Section 13(f) of the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Plan”). The amendments prohibit repricing and recycling of options and stock appreciation rights granted under the 2005 Stock Plan. A copy of the 2005 Stock Plan, as amended to reflect these amendments, is filed as Exhibit 10.1 hereto.

(b) On March 13, 2013, the Board approved, and Morris Goldfarb, the Chairman of the Board and Chief Executive Officer of the Company, entered into, a letter agreement (the “Goldfarb Letter Agreement”) with the Company that amends his Employment Agreement, dated February 1, 1994, as amended, with the Company. The Goldfarb Letter Agreement amends the bonus provision of Mr. Goldfarb’s Employment Agreement to provide that, with respect to each fiscal year of the Company commencing with the fiscal year ending January 31, 2014, (i) no cash bonus will be payable to him under his Employment Agreement unless the Company’s Pre-Tax Income (as defined therein) exceeds $10,000,000 for such fiscal year and (ii) the maximum annual cash bonus payable to him under his Employment Agreement with respect to a fiscal year shall be no more than two times the target annual bonus for that fiscal year based on the budgeted Pre-Tax Income (as defined therein) for that fiscal year as determined no later than April 30 of such fiscal year by the Compensation Committee of the Board. A copy of the Goldfarb Letter Agreement is filed as Exhibit 10.2 hereto.

(c) On March 13, 2013, the Board approved, and Sammy Aaron, the Vice Chairman of the Company, entered into, a letter agreement (the “Aaron Letter Agreement”) with the Company that amends his Employment Agreement, dated July 11, 2005, as amended, with the Company. The Aaron Letter Agreement amends the bonus provision of Mr. Aaron’s Employment Agreement to provide that, with respect to each fiscal year of the Company commencing with the fiscal year ending January 31, 2014, (i) no cash bonus will be payable to him under his Employment Agreement unless the Company’s Pre-Tax Income (as defined therein) exceeds $10,000,000 for such fiscal year and (ii) the maximum annual cash bonus payable to him under his Employment Agreement with respect to a fiscal year shall be no more than two times the target annual bonus for that fiscal year based on the budgeted Pre-Tax Income (as defined therein) for that fiscal year as determined no later than April 30 of such fiscal year by the Compensation Committee of the Board. A copy of the Aaron Letter Agreement is filed as Exhibit 10.3 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) For a description of the amendments to the Employment Agreements of Messrs. Goldfarb and Aaron, see paragraphs (b) and (c) of Item 1.01 of this Form 8-K.

In addition, on March 13, 2013, the Board approved and adopted an Executive Incentive Compensation Recoupment Policy (the “Clawback Policy”). Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements for any financial year commencing after January 31, 2013, other than as a result of a change in generally accepted accounting principles or their interpretation, the Compensation Committee of the Board may, in its discretion, recoup incentive compensation paid to individuals who were executive officers of the Company within one year prior to the restatement. The incentive compensation subject to recoupment will consist of performance-based bonuses (including bonuses paid pursuant to employment agreements) and long-term incentive awards or equity grants, to the extent that such bonuses, awards or grants were predicated upon achievement of financial results that are subsequently restated. A copy of the Clawback Policy will be available in the “Investor Relations” section of the Company’s website at http://www.g-iii.com.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2013, the Board approved an amendment to Article IV, Section 4 of the Company’s by-laws (the “By-laws”), to provide that the Lead Director (as defined below) shall preside over meetings of the Board in the absence of the Chairman of the Board. A copy of the amended By-laws is filed as Exhibit 3.1 hereto.

Item 8.01	Other Events.

On March 13, 2013, the Board approved the following additional changes to its executive compensation and corporate governance programs:

(a) Adoption of an Insider Trading, Hedging and Pledging Policy (the “Trading Policy”). The Trading Policy amends the Company’s prior insider trading policy which was contained in the Company’s Code of Ethics. The Trading Policy applies to all directors and officers of the Company and all employees of the Company and its subsidiaries (“Company Personnel”), and prohibits trading or causing trading of the Company’s securities while the applicable person is in possession of material non-public information. The Trading Policy prohibits directors, executive officers and other Company Personnel specified by the Company from time to time from trading in Company securities during Company-established blackout periods, except (i) pursuant to Board-approved written trading plans adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, at least 30 days prior to any trade, (ii) stock option exercises for cash with no associated open market transaction and (iii) the surrender of shares to the Company or the retention and withholding of shares by the Company upon vesting of restricted stock in satisfaction of tax withholding obligations with no associated open market transaction. The Trading Policy also prohibits Company Personnel from entering into hedging transactions with respect to the Company’s securities, pledging Company securities as collateral for a loan or holding Company securities in a margin account. The Board may, in limited circumstances, permit a share pledge by a director or executive officer after giving consideration to the number of shares to be pledged as a percentage of his or her total shares held and the Company’s total shares outstanding. A copy of the Trading Policy will be available in the “Investor Relations” section of the Company’s website at http://www.g-iii.com.

(b) Adoption of Stock Ownership Guidelines (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines require that (i) the Company’s Chief Executive Officer retain Company shares valued at six times his annual base salary; (ii) the Company’s Vice Chairman retain Company shares valued at two times his annual base salary; (iii) the Company’s other executive officers retain Company shares valued at one time their respective annual base salaries and (iv) each non-employee director of the Company retain Company shares valued at five times his or her annual cash retainer. Until these share ownership levels are achieved, the Company’s executive officers and directors are required to retain 50% of any net, after-tax, shares received upon exercise or vesting of Company equity grants. A copy of the Stock Ownership Guidelines will be available in the “Investor Relations” section of the Company’s website at http://www.g-iii.com.

(c) Creation of the new position of lead independent director of the Board (the “Lead Director”) and Appointment of Richard White as Lead Director. The Board created the position of Lead Director to promote independent leadership on the Board. Mr. White’s appointment as Lead Director became effective on March 13, 2013.

In addition, the Company issued a press release on March 13, 2013 describing, among other things, the changes to its executive compensation and corporate governance programs described in this Form 8-K. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	By-Laws, as amended, of the Company.

10.1	Amended and Restated 2005 Stock Incentive Plan of the Company.

10.2	Letter Amendment, dated March 13, 2013 to the Employment Agreement, dated February 1, 1994, by and between the Company and Morris Goldfarb.

10.3	Letter Amendment, dated March 13, 2013 to the Employment Agreement, dated as of July 11, 2005, by and between Sammy Aaron and the Company.

99.1	Press release, issued by the Company on March 14, 2013, concerning changes to its executive compensation and corporate governance programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	By-Laws, as amended, of the Company.

10.1	Amended and Restated 2005 Stock Incentive Plan of the Company.

10.2	Letter Amendment, dated March 13, 2013 to the Employment Agreement, dated February 1, 1994, by and between the Company and Morris Goldfarb.

10.3	Letter Amendment, dated March 13, 2013 to the Employment Agreement, dated as of July 11, 2005, by and between Sammy Aaron and the Company.

99.1	Press release, issued by the Company on March 14, 2013, concerning changes to its executive compensation and corporate governance programs.